UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2020

Commission File Number: 0-23153

Track Group, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)

87-0543981
(IRS Employer Identification No.)

200 E 5th Ave, Suite 100, Naperville, Illinois 60563
(Address of principal executive offices)

(877) 260-2010
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.0001 per share	Trading Symbol(s) TRCK	Name of exchange on which registered OTCQX Marketplace

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2020, Track Group, Inc. (the "Company") and Conrent Invest S.A., acting on behalf of its compartment, “Safety 2” entered into an amendment to the facility agreement (the "Amendment") originally executed by and between the parties on December 30, 2013, as amended on June 30, 2015, July 19, 2018, February 24, 2019, and January 10, 2020 (the “Amended Facility Agreement”), containing certain provisions of the Company's existing $30.4 million unsecured debt facility. The Amendment extends the maturity date from July 1, 2021 to the earlier of July 1, 2024, or the date upon which the Outstanding Principal Amount, as defined therein, is repaid by the Company, (the “Maturity Date”). Furthermore, the Amendment: (i) capitalizes the previous Unpaid Interest (as defined in the Amended Facility Agreement) increasing the Outstanding Principal Amount (as defined in the Amended Facility Agreement); and (ii) decreasing the interest rate from 8% to 4%.

Disclaimer.

The foregoing description of the Amended Facility Agreement does not purport to be complete and is qualified, in its entirety, by reference to the full text of the Amended Facility Agreement, attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Facility Agreement by and between Track Group, Inc. and Conrent Invest S.A., acting on behalf of its compartment, “Safety 2”, dated December 21, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Track Group, Inc.

Date: December 23, 2020	By:	/s/ Peter K. Poli
Name: Peter K. Poli
Title: Chief Financial Officer